UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2004

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA
(Address of principal executive offices)

94085
(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2004, Silicon Image, Inc. (“Silicon Image”) entered into an employment offer letter (“Offer Letter”) with Patrick Reutens for the position of Silicon Image’s Chief Legal Officer, which became effective on October 22, 2004. The Offer Letter sets forth the terms of Mr. Reutens’ employment with Silicon Image including his receiving a salary of $250,000 annually and a hiring bonus of $30,000 and participating in Silicon Image’s health, insurance and employee benefit plans. In addition, Mr. Reutens is receiving an option grant to purchase 375,000 shares of Silicon Image common stock that vests over four years with an exercise price of $12.68, the closing price of Silicon Image’s common stock on the date that the option was granted.  This option grant will expire upon the earlier of 10 years after the date of grant or in the event that Mr. Reutens ceases to provide services to Silicon Image, the option grant will expire no later than one year after the day that he ceases to provide services. In the event of Mr. Reutens’ involuntary termination without cause from Silicon Image, he will continue to receive his salary for six months following the date of his termination and receive six months acceleration of the vesting of the options held by him at the time of such termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2004		SILICON IMAGE, INC.

	By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer